EXHIBIT 99.4

CONSENT OF DIRECTOR NOMINEE

In connection with the filing by Glucose Health, Inc. (the “Company”) of a Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents, as required by Rule 438 under the Securities Act, to being named in the Registration Statement as a Director Nominee.

May 18, 2022

By:	/s/ Robert Sipper
Name:	Robert Sipper